UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

(888) 776-6804

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NSPR	NYSE American
Warrants, exercisable for one share of Common Stock	NSPR.WS	NYSE American
Series B Warrants, exercisable for one share of Common Stock	NSPR.WSB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On July 28, 2020, InspireMD, Inc. (the “Company”) entered into a settlement agreement and release (the “Settlement Agreement”) with H.C. Wainwright & Co., LLC (the “Prior Underwriter”), which served as the underwriter for its September 2019 public offering and for other offerings conducted by the Company prior to that. Pursuant to the Settlement Agreement, the Company will pay to the Prior Underwriter $400,000 in cash and effect a reduction in the exercise price per share of warrants to purchase 274,029 shares of the Company’s common stock that had been issued by the Company to the Prior Underwriter in various offerings ranging from March 2018 to September 2019 to $0.495, which is the same exercise price as the Series F Warrants that the Company issued in its June 2020 public offering. The warrants being repriced have exercise prices per share ranging from $187.50 to $2.25 and a weighted average exercise price per share of $7.32. All other terms of such warrants shall remain unchanged.

The terms of engagement for the Prior Underwriter for the Company’s September 2019 offering contained a purported 12-month right of first refusal in favor of the Prior Underwriter with respect to future financings. Due to, among other things, difficulties in the Company’s relationship with the Prior Underwriter and the Company’s need to raise additional funds to finance its ongoing operations, the Company engaged A.G.P./Alliance Global Partners in May 2020 as underwriter for the Company’s June 2020 offering, while also negotiating the terms of the Settlement Agreement, which was finalized as described above. In consideration for the cash payment and warrant pricing described above, the Prior Underwriter provided the Company with a final, unconditional release from any further obligations arising out of or related to the engagement agreements, underwriting agreements and placement agency agreements which the Company had entered into with the Prior Underwriter or with respect to any services which the Prior Underwriter had provided to the Company (the “Prior Agreements and Services”). Pursuant to the Settlement Agreement the Company also provided the Prior Underwriter with a final, unconditional release from any further obligations arising out of or related to the Prior Agreements and Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: July 29, 2020	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer